Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Lithium Americas Corp. (formerly 1397468 B.C. Ltd.) of our report dated March 28, 2025 relating to the financial statements of Lithium Americas Corp., which appears in Lithium Americas Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the references to us under the headings “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

May 15, 2025